As filed with the Securities and Exchange Commission on September 9, 2016

Registration No. 333-211174

Registration No. 333-197731

Registration No. 333-190274

Registration No. 333-172886

Registration No. 333-171706

Registration No. 333-152485

Registration No. 333-150626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211174

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197731

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190274

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172886

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171706

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152485

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150626

UNDER

THE SECURITIES ACT OF 1933

ROVI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2 Circle Star Way San Carlos, California 94070	26-1739297
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

ROVI CORPORATION 2000 EQUITY INCENTIVE PLAN (F/K/A MACROVISION CORPORATION 2000 EQUITY INCENTIVE PLAN)

ROVI CORPORATION AMENDED 2008 EQUITY INCENTIVE PLAN (F/K/A MACROVISION SOLUTIONS CORPORATION 2008 EQUITY INCENTIVE PLAN)

ROVI CORPORATION AMENDED 2008 EMPLOYEE STOCK PURCHASE PLAN (F/K/A MACROVISION SOLUTIONS CORPORATION 2008 EMPLOYEE STOCK PURCHASE PLAN)

SONIC SOLUTIONS 2004 EQUITY COMPENSATION PLAN, AMENDED AND RESTATED JULY 2010

SONIC SOLUTIONS 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1998 STOCK OPTION PLAN OF SONIC SOLUTIONS

SONIC SOLUTIONS 2000 STOCK OPTION PLAN

SONIC SOLUTIONS 2004 STOCK INCENTIVE PLAN

SONIC SOLUTIONS 2005 STOCK INCENTIVE PLAN (NON-U.S. EMPLOYEES)

SONIC SOLUTIONS 2010 INDUCEMENT EQUITY COMPENSATION PLAN

DIVX, INC. 2000 STOCK OPTION PLAN

DIVX, INC. 2006 EQUITY INCENTIVE PLAN

MACROVISION CORPORATION 1996 EQUITY INCENTIVE PLAN

MACROVISION CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN

MACROVISION CORPORATION 1996 DIRECTORS STOCK OPTION PLAN

GEMSTAR-TV GUIDE INTERNATIONAL, INC. 2007 LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Thomas Carson

President and Chief Executive Officer

Rovi Corporation

2 Circle Star Way

San Carlos, California 94070

(408) 562-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon Gavenman, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

RECENT EVENTS: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Rovi Corporation, a Delaware corporation (“Rovi” or the “Company”) on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”):

•	Registration No. 333-211174, registering 6,000,000 shares of the Company’s common stock, par value $0.001 (the “Company Common Stock”) under the Rovi Corporation Amended 2008 Equity Incentive Plan (the “2008 Plan”) and 6,500,000 shares of the Company Common Stock under the Rovi Corporation Amended 2008 Employee Stock Purchase Plan (the “ESPP”).

•	Registration No. 333-197731, registering 1,500,000 shares of the Company Common Stock under the 2008 Plan.

•	Registration No. 333-190274 registering 4,500,000 shares of the Company Common Stock under the 2008 Plan, which is the successor plan to the Rovi Corporation 2000 Equity Incentive Plan, as amended (the “2000 Plan”) and the Sonic Solutions 2004 Equity Compensation Plan, as amended and restated July 2010 (the “2004 Plan,” and with the 2000 Plan, the “Prior Plans”) and up to 4,781,247 shares which were previously registered for offer or sale under the Prior Plans and which may be offered or sold under the 2008 Plan.

•	Registration No. 333-172886, registering 1,646,749 shares of the Company Common Stock under the Sonic Solutions 2004 Equity compensation Plan, Amended and Restated July 2010.

•	Registration No. 333-171706 registering 922,168 shares of the Company Common Stock under the Sonic Solutions 1994 Non-Employee Directors Stock Option Plan, the 1998 Stock Option Plan of Sonic Solutions, the Sonic Solutions 2000 Stock Option Plan, the Sonic Solutions 2004 Equity Compensation Plan, Amended and Restated July 2010, the Sonic Solutions 2004 Stock Incentive Plan, the Sonic Solutions 2005 Stock Incentive Plan (Non-U.S. Employees), the Sonic Solutions 2010 Inducement Equity Compensation Plan, the DivX, Inc. 2000 Stock Option Plan and the DivX, Inc. 2006 Equity Incentive Plan.

•	Registration No. 333-152485, registering 14,300,000 shares of the Company Common Stock under the Macrovision Solutions Corporation 2008 Equity Incentive Plan, and 7,500,000 shares of the Company Common Stock under the Macrovision Solutions Corporation 2008 Employee Stock Purchase Plan.

•	Registration No. 333-150626, registering 215,999 shares of the Company Common Stock under the Macrovision Corporation 1996 Equity Incentive Plan, registering 7,732,626 shares of the Company Common Stock under the Macrovision Corporation 2000 Equity Incentive Plan, registering 1,941,403 shares of the C Company Common Stock under the Macrovision Corporation 1996 Employee Stock Purchase Plan, registering 460,044 shares of the Company Common Stock under the Macrovision Corporation 1996 Directors Stock Option Plan, and registering 7,567,560 of the Company Common Stock under the Gemstar-TV Guide International, Inc. 2007 Long-Term Incentive Plan.

On September 7, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among TiVo Corporation (previously referred to as Titan Technologies Corporation), Rovi, TiVo Inc. (now known as TiVo Solutions Inc.) (“TiVo”), Nova Acquisition Sub, Inc. (“Rovi Merger Sub”) and Titan Acquisition Sub, Inc. (“TiVo Merger Sub”), Rovi Merger Sub merged with and into Rovi with Rovi as the surviving corporation and Titan Merger Sub merged with and into TiVo with TiVo as the surviving corporation (collectively, the “Mergers”). As a result of the Mergers, Rovi and TiVo each are now wholly owned subsidiaries of TiVo Corporation.

As a result of the Mergers, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registrations Statements as of September 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 9th day of September, 2016.

ROVI CORPORATION

By:	/s/ Thomas Carson
Thomas Carson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Carson Thomas Carson	President and Chief Executive Officer (Principal Executive Officer)	September 9, 2016

/s/ Peter C. Halt Peter C. Halt	Chief Financial Officer (Principal Financial Officer)	September 9, 2016

/s/ Wesley Gutierrez Wesley Gutierrez	Chief Accounting Officer, Treasurer and Director (Principal Accounting Officer)	September 9, 2016

/s/ Pamela Sergeeff Pamela Sergeeff	Secretary and Director	September 9, 2016